Exhibit 48


                UNITED STATES DISTRICT COURT
            FOR THE EASTERN DISTRICT OF PENNSYLVANIA

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ALLIEDSIGNAL INC.,                     :
a Delaware Corporation,                :
P.O. Box 3000                          :
Morristown, NJ  07962-2496             :
                          Plaintiff,   :
                  -against-            :      C.A. No. 98-CV-4058
AMP INCORPORATED,                      :
a Pennsylvania Corporation,            :
470 Friendship Road                    :
Harrisburg, PA 17111                   :
                          Defendant.   :
                                       :
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         MOTION OF PLAINTIFF ALLIEDSIGNAL INC. FOR SUMMARY JUDGMENT
                 AND FOR AN IMMEDIATE DECLARATORY JUDGMENT
                         AND PRELIMINARY INJUNCTION

            Pursuant to Federal Rule of Civil Procedure 56, Federal Rule of Civil Procedure 65 and the Declaratory Judgment Act, 28 U.S.C. ss. 2201(a), plaintiff AlliedSignal Inc. ("AlliedSignal") hereby moves for an order for summary judgment and for immediate declaratory judgment declaring that the Nonredemption Provision of the Shareholder Rights Plan of defendant AMP Incorporated ("AMP") is invalid under Pennsylvania law, or in the alternative, a preliminary injunction enjoining AMP from enforcing, giving effect to, or recognizing the effect of the Nonredemption Provision.

            Plaintiff AlliedSignal also moves for a preliminary injunction enjoining AMP from, directly or indirectly, taking any steps to impede or frustrate the ability of AMP's shareholders to consider or make their own determination as to whether to accept the terms of AlliedSignal's tender offers and the proposals in AlliedSignal's Consent Solicitation, or taking any other action to manipulate the corporate machinery or thwart or interfere with AlliedSignal's tender offers or Consent Solicitation, including, among other things, (i) amending its bylaws or Rights Agreement in any way to impede the effective exercise of the shareholder franchise; or (ii) utilizing the delay caused by AMP's fixing of the October 15 Record Date to interfere with the AMP shareholders' right to vote on matters presented by AlliedSignal's Consent Solicitation.

            Grounds in support of the motion are set forth in the accompanying memorandum.


                                    Respectfully submitted,

                                    /s/ Marc P. Cherno
                                    ------------------------------
                                    Marc P. Cherno
                                    Alexander R. Sussman
                                    Barry G. Sher
                                    Thea A. Winarsky
                                    FRIED, FRANK, HARRIS,
                                      SHRIVER & JACOBSON
                                    (A Partnership Including Professional
                                    Corporations)
                                    One New York Plaza
                                    New York, New York  10004-1980
                                    (212) 859-8000

                                             and

                                    /s/ Mary A. McLaughlin
                                    ------------------------------
                                    Mary A. McLaughlin
                                    George G. Gordon
                                    DECHERT, PRICE & RHOADS
                                    4000 Bell Atlantic Tower
                                    1717 Arch Street
                                    Philadelphia, PA  19103
                                    (215) 994-4000

                                    Attorneys for Plaintiff

Dated:  September 14, 1998




                           CERTIFICATE OF SERVICE

            I hereby certify that I caused this day the foregoing Motion for Summary Judgment and for an immediate Declaratory Judgment and Preliminary Injunction to be served on the following by hand delivery:

                            Jon A. Baughman
                            PEPPER HAMILTON, LLP
                            3000 Two Logan Sq.
                            18th & Arch Streets
                            Philadelphia, PA 19103-2799

                            John G. Harkins, Jr.
                            HARKINS CUNNINGHAM
                            1800 One Commerce Sq.
                            2005 Market St.
                            Philadelphia, PA 19103-7042

                            Stuart H. Savett
                            SAVETT FRUTKIN POSDELL & RYAN, P.C.
                            325 Chestnut Street, Ste 700
                            Philadelphia, PA 19106-2614


                                             /s/ Heather A. Hoyt
                                             --------------------
Dated:  September 14, 1998                   Heather A. Hoyt